Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 (No. 333-77673 and No. 333-36667)) pertaining to the Savings and Investment Plan of Valley National Bank of our report dated June 28, 2007, with respect to the financial statements of the Valley National Bank’s Savings and Investment Plan for the year ended December 31, 2006 included in this Annual Report (Form 11-K).

/s/ Ernst & Young LLP

New York, New York

June 26, 2008